Exhibit 1

JOINT FILING AGREEMENT

 In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing the statement on Schedule 13G to which this Agreement is attached. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 15th day of May, 2026.

SoftBank Group Corp.		SoftBank Corp.

By:	/s/ Yuko Yamamoto	By:	/s/ Junichi Miyakawa
Name: Yuko Yamamoto		Name: Junichi Miyakawa
Title: Head of Corporate Legal Department		Title: President and CEO

B Holdings Corporation		LY Corporation

By:	/s/ Takeshi Idezawa	By:	/s/ Takeshi Idezawa
Name: Takeshi Idezawa		Name: Takeshi Idezawa
Title: President and Representative Director		Title: Representative Director

SB Global Advisers Limited		SoftBank Vision Fund II-2 L.P.

By:	/s/ Stephen Lam	By: SB Global Advisers Limited, its Manager
Name: Stephen Lam
Title: General Counsel		By:	/s/ Stephen Lam
Name: Stephen Lam
Title: General Counsel

SVF II Aggregator (Jersey) L.P.		SVF II Holdings (DE) LLC

By:	/s/ Michael Johnson	By:	/s/ Jonathan Duckles
Name: Michael Johnson		Name: Jonathan Duckles
Title: Director		Title: Director

SVF II Investment Holdings (Jersey) L.P.		SVF II Investment Holdings LLC

By: SVF II GP (Jersey) Limited, its General Partner		By:	/s/ Jonathan Duckles
Name: Jonathan Duckles
By:	/s/ Robert Milner	Title: Director
Name: Robert Milner
Title: Director

SVF II Investment Holdings (Subco) LLC		SVF II Piranha (DE) LLC

By:	/s/ Jonathan Duckles	By:	/s/ Jonathan Duckles
Name: Jonathan Duckles		Name: Jonathan Duckles
Title: Director		Title: Director